Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP – Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER 2017 RESULTS

•                  GAAP EPS of $0.63, up 34%; adjusted EPS of $0.65, up 14%

•                  Reported sales of $347 million, up 1% year-over-year driven by acquisitions; organic sales down 1%

•                  Strong GAAP operating margin of 10.3%, up 120 bps; adjusted operating margin of 11.1%, up 30 bps

North Andover, MA…May 4, 2017.  Watts Water Technologies, Inc. (NYSE: WTS) today announced first quarter 2017 sales of $347 million, an increase of 1% as compared to the same period last year.  First quarter net income per diluted share (EPS) was $0.63 as compared to $0.47 for the same period last year.  The improvement in GAAP EPS was primarily driven by lower restructuring and transformation deployment costs, and a favorable effective tax rate.  Adjusted for special items, first quarter EPS was $0.65 as compared to $0.57 for the same period last year.  Adjusted earnings improved due to strong productivity, and lower interest expense and a favorable tax rate.  A summary of first quarter financial results is as follows:

	First Quarter Earnings Summary
(In millions, except per share information)	2017	2016	% Change
Sales	$347.2	$344.2	0.9%
Net income	21.7	16.2	34.0%
Diluted earnings per share	$0.63	$0.47	34.0%
Special items	0.02	0.10
Adjusted earnings per share (1)	$0.65	$0.57	14.0%

(1) Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Commenting on operating results, Chief Executive Officer Robert J. Pagano Jr., said, “Overall, the first quarter played out as we anticipated.  On an adjusted basis, we delivered a record Q1 operating margin and EPS despite a nominal reduction in organic revenue.  This was the sixth consecutive quarter that adjusted operating margin increased year-over-year.  We continued to execute on key initiatives, including the Americas transformation and seed planting to enhance our long-term growth trajectory.   The steps we’ve taken have us well-positioned to meet our longer-term operating and financial objectives and to create long-term shareholder value.”

Additional Noteworthy Items

•                  Organic sales were down 1% compared to the first quarter last year.  Regionally, organic sales decreased in the Americas and APMEA by 2% and 10%, respectively; partially offset by 1% organic growth in Europe.   The Americas sales performance was impacted by lower heating and hot water product sales and expected headwinds in the retail sector.  APMEA sales were negatively affected by anticipated product rationalization.  Europe saw growth in both the drains and electronics products.

•                  The recent PVI acquisition performed well and as expected, delivering $14 million in sales and contributing $0.01 of EPS. Operating margin was also in line with expectations.

•                  For the first quarter of 2017, operating cash outflow was approximately $9 million and net capital expenditures were approximately $6 million, resulting in free cash outflow of nearly $15 million.  In the comparable period last year, operating cash outflow was approximately $22 million, net capital expenditures were approximately $9 million and free cash outflow of $31 million. Free cash outflow improved due to increased net income, reduced inventory build and lower capital spend.  The first quarter is a seasonally slow cash flow period and we expect continued improvement in free cash flow as the year progresses.

•                  The Company repurchased approximately 69,000 shares of Class A common stock at a cost of approximately $4.4 million during the first quarter of 2017.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2017 on Friday, May 5, 2017, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 5, 2018.

The Company’s 2017 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 17, 2017 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected improvement in free cash flow during the year, inventory normalization, our long-term growth strategy, our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; failure of the settlements in Ponzo v. Watts and Klug v. Watts to gain approval; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	April 2,	April 3,
	2017	2016
Net sales	$347.2	$344.2
Cost of goods sold	203.4	209.0
GROSS PROFIT	143.8	135.2
Selling, general and administrative expenses	107.6	102.6
Restructuring	0.5	1.4

OPERATING INCOME	35.7	31.2
Other (income) expense:
Interest income	(0.2)	(0.2)
Interest expense	4.8	6.7
Other expense (income), net	0.3	(2.2)
Total other expense	4.9	4.3

INCOME BEFORE INCOME TAXES	30.8	26.9
Provision for income taxes	9.1	10.7

NET INCOME	$21.7	$16.2

BASIC EPS
NET INCOME PER SHARE	$0.63	$0.47
Weighted average number of shares	34.4	34.4

DILUTED EPS
NET INCOME PER SHARE	$0.63	$0.47
Weighted average number of shares	34.5	34.5
Dividends declared per share	$0.18	$0.17

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	April 2,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$287.0	$338.4
Trade accounts receivable, less allowance for doubtful accounts of $14.1 million at April 2, 2017 and $14.2 million at December 31, 2016	211.4	198.0
Inventories, net:
Raw materials	78.8	81.5
Work in process	14.3	13.7
Finished goods	162.0	144.2
Total Inventories	255.1	239.4
Prepaid expenses and other assets	41.9	40.5
Assets held for sale	3.0	3.1
Total Current Assets	798.4	819.4
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	506.3	498.1
Accumulated depreciation	(316.5)	(308.4)
Property, plant and equipment, net	189.8	189.7
OTHER ASSETS:
Goodwill	537.0	532.7
Intangible assets, net	197.9	202.5
Deferred income taxes	2.3	3.0
Other, net	16.8	15.9
TOTAL ASSETS	$1,742.2	$1,763.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$104.2	$101.1
Accrued expenses and other liabilities	124.9	136.8
Accrued compensation and benefits	40.6	48.5
Current portion of long-term debt	117.8	139.1
Total Current Liabilities	387.5	425.5
LONG-TERM DEBT, NET OF CURRENT PORTION	505.8	511.3
DEFERRED INCOME TAXES	53.4	48.6
OTHER NONCURRENT LIABILITIES	38.5	41.5

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,898,153 shares at April 2, 2017 and 27,831,013 shares at December 31, 2016	2.8	2.8
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at April 2, 2017 and December 31, 2016	0.6	0.6
Additional paid-in capital	539.5	535.2
Retained earnings	356.9	348.5
Accumulated other comprehensive loss	(142.8)	(150.8)
Total Stockholders’ Equity	757.0	736.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,742.2	$1,763.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 2,	April 3,
	2017	2016
OPERATING ACTIVITIES
Net income	$21.7	$16.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	6.6	7.3
Amortization of intangibles	5.5	5.1
Loss on disposal and impairment of property, plant and equipment and other	0.4	0.3
Gain on acquisition	—	(1.7)
Stock-based compensation	2.9	2.8
Deferred income tax benefit	5.3	(1.0)
Changes in operating assets and liabilities, net of effects
from business acquisitions and divestitures:
Accounts receivable	(12.5)	(16.0)
Inventories	(14.3)	(19.9)
Prepaid expenses and other assets	(2.7)	(2.3)
Accounts payable, accrued expenses and other liabilities	(22.0)	(12.7)
Net cash used in operating activities	(9.1)	(21.9)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(5.8)	(9.2)
Proceeds from the sale of property, plant and equipment	—	0.1
Restricted cash	—	(18.2)
Net proceeds from the sale of assets, and other	1.9	—
Business acquisitions, net of cash acquired	0.1	(2.1)
Net cash used in investing activities	(3.8)	(29.4)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	10.0	300.0
Payments of long-term debt	(38.9)	(275.4)
Payments of capital leases and other	(3.3)	(0.5)
Proceeds from share transactions under employee stock plans	0.3	0.6
Payments to repurchase common stock	(4.4)	(12.5)
Debt issuance costs	—	(2.1)
Dividends	(6.2)	(5.9)
Net cash (used in) provided by financing activities	(42.5)	4.2
Effect of exchange rate changes on cash and cash equivalents	4.0	10.3
DECREASE IN CASH AND CASH EQUIVALENTS	(51.4)	(36.8)
Cash and cash equivalents at beginning of year	338.4	296.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$287.0	$259.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	First Quarter Ended
	April 2, 2017	April 3, 2016

Americas	$228.7	$222.3
Europe*	104.9	108.3
APMEA*	13.6	13.6
Total	$347.2	$344.2

Operating Income (Loss)

	First Quarter Ended
	April 2, 2017	April 3, 2016
Americas	$31.1	$28.1
Europe*	12.4	9.8
APMEA*	1.0	1.7
Corporate	(8.8)	(8.4)
Total	$35.7	$31.2

Intersegment Sales

	First Quarter Ended
	April 2, 2017	April 3, 2016
Americas	$2.8	$2.8
Europe*	3.9	2.9
APMEA*	19.6	25.1
Total	$26.3	$30.8

* 2016 results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Eourope and into APMEA.

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, gains on acquisition and disposition,  the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, which allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	April 2,	April 3,
	2017	2016

Net sales	$347.2	$344.2

Operating income - as reported	$35.7	$31.2
Operating margin %	10.3%	9.1%

Adjustments for special items:
Acquisition costs	0.2	0.1

Restructuring	0.5	1.4

Deployment costs related to transformation activities
Europe transformation	0.2	—
Americas & APMEA transformation	1.8	4.6
	2.0	4.6
Total adjustments for special items	$2.7	$6.1
Operating income - as adjusted	$38.4	$37.3
Adjusted operating margin %	11.1%	10.8%

Net income - as reported	$21.7	$16.2

Adjustments for special items - tax affected:
Acquisitions / divesture related costs / (benefits):
Gain on acquisition	—	(1.0)
Acquisition costs	0.1	0.1
	0.1	(0.9)

Restructuring	0.4	0.9

Deployment costs related to transformation activities
Europe transformation	0.2	—
Americas & APMEA transformation	1.1	2.8
	1.3	2.8

Other Items
Tax adjustments	(1.2)	0.6
	(1.2)	0.6

Total Adjustments for special items - tax affected:	$0.6	$3.4

Net income - as adjusted	$22.3	$19.6

Diluted earnings per share - as reported	$0.63	$0.47
Adjustments for special items	0.02	0.10
Diluted earnings per share - as adjusted	$0.65	$0.57

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter Ended					First Quarter Ended
	April 2, 2017					April 3, 2016
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe*	APMEA*	Corporate	Total

Net sales	$228.7	104.9	13.6	—	347.2	$222.3	108.3	13.6	—	344.2

Operating income (loss) - as reported	$31.1	12.4	1.0	(8.8)	35.7	$28.1	9.8	1.7	(8.4)	31.2
Operating margin %	13.6%	11.8%	7.4%		10.3%	12.6%	9.0%	12.5%		9.1%

Adjustments for special items	$2.5	0.2	—	—	2.7	$4.9	0.4	0.7	0.1	6.1

Operating income (loss) - as adjusted	$33.6	12.6	1.0	(8.8)	38.4	$33.0	10.2	2.4	(8.3)	37.3
Adjusted operating margin %	14.7%	12.0%	7.4%		11.1%	14.8%	9.4%	17.6%		10.8%

* 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	First Quarter Ended
	Americas	Europe*	APMEA*	Total

Reported net sales April 2, 2017	$228.7	$104.9	$13.6	$347.2
Reported net sales April 3, 2016	222.3	108.3	13.6	344.2
Dollar change	$6.4	$(3.4)	$—	$3.0
Net Sales % increase (decrease)	2.9%	-3.1%	0.0%	0.9%
(Increase) decrease due to foreign exchange	-0.2%	4.2%	-0.6%	1.2%
Decrease due to divestitures	1.5%	—	—	1.0%
(Increase) due to acquisition	-6.3%	—	-9.6%	-4.5%
subtotal	-5.0%	4.2%	-10.2%	-2.3%
Organic sales (decrease) increase	-2.1%	1.1%	-10.2%	-1.4%

* 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

TABLE 4

RECONCILIATION OF NET CASH USED IN OPERATIONS TO FREE CASH OUTFLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 2,	April 3,
	2017	2016

Net cash used in operations - as reported	$(9.1)	$(21.9)
Less: additions to property, plant, and equipment	(5.8)	(9.2)
Plus: proceeds from the sale of property, plant, and equipment	—	0.1
Free cash outflow	$(14.9)	$(31.0)

Net income - as reported	$21.7	$16.2

Cash conversion rate of free cash outflow to net income	-68.7%	-191.4%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	April 2,	December 31,
	2017	2016

Current portion of long-term debt	$117.8	$139.1
Plus: Long-term debt, net of current portion	505.8	511.3
Less: Cash and cash equivalents	(287.0)	(338.4)
Net debt	$336.6	$312.0

Net debt	$336.6	$312.0
Plus: Total stockholders’ equity	757.0	736.3
Capitalization	$1,093.6	$1,048.3

Net debt to capitalization ratio	30.8%	29.8%